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                                                                    EXHIBIT 10.8

                        MASTER EQUIPMENT LEASE AGREEMENT

            THIS MASTER EQUIPMENT LEASE AGREEMENT, dated as of ___________, 2004 ("Agreement"), between EXPRESS LEASING SYSTEMS, INC., with an office at 2805 Kell Road, Signal Mountain, Tennessee 37377, in Hamilton County (hereinafter called, together with its successors and assigns, if any, "LESSOR"), and EXPRESS FREIGHT SYSTEMS, INC., a corporation organized and existing under the laws of the State of Tennessee with its mailing address and chief place of business at 329 Wauhatchie Pike, Chattanooga, Tennessee 37419, in Hamilton County (hereinafter called "LESSEE").

                                   WITNESSETH:

I. LEASING:

(a) Subject to the terms and conditions set forth below, Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the equipment ("EQUIPMENT") described in Annex A to SCHEDULE 1 hereto. Terms defined in Schedule 1 and not otherwise defined herein shall have the meanings ascribed to them in Schedule 1.
(b) The obligation of Lessor to lease the Equipment to Lessee under Schedule 1 shall be subject to receipt by Lessor, prior to the Lease Commencement Date, defined below, of evidence of insurance which complies with the requirements of
Section IX, and such other documents as Lessor may reasonably request. As a further condition to such obligations of Lessor, Lessee shall, upon delivery of the Equipment (but not later than the Lease Commencement Date) execute and deliver to Lessor a Certificate of Acceptance (in the form of Annex C to Schedule 1) covering the Equipment. Upon execution by Lessee of any Certificate of Acceptance, the Equipment described thereon shall be deemed to have been delivered to, and irrevocably accepted by, Lessee for lease hereunder.

II. TERM, RENT AND PAYMENT:

(a) The rent payable hereunder and Lessee's right to use the Equipment shall commence on the date of execution by Lessee of the Certificate of Acceptance for the Equipment ("LEASE COMMENCEMENT DATE"). The original term of this Agreement shall be the period of thirty-six (36) beginning on April 21, 2004 as set forth on Schedule 1. If original term is extended, the word "term" shall be deemed to refer to all extended terms, and all provisions of this Agreement shall apply during any extended terms, except as may be otherwise specifically provided in writing. (b) Rent shall be paid to Lessor at its address stated above, except as otherwise directed by Lessor. Payments of rent shall be in the amount set forth in, and due in accordance with, the provisions of Schedule 1. In no event shall any rent payments be refunded to Lessee. If rent is not paid within five (5) days of its due date, Lessee agrees to pay a late charge of five cents ($0.05) per dollar on, and in addition to, the amount of such rent but not exceeding the lawful maximum, if any.

III. TAXES:

Lessee shall have no liability for taxes imposed by the United States of America or any State or political subdivision thereof which are on or measured by the net income of Lessor. Lessee shall report (to the extent that it is legally permissible) and pay promptly all other taxes, fees and assessments due, imposed, assessed or levied against any Equipment (or the purchase, ownership, delivery, leasing, possession, use or operation thereof, or any rentals or receipts

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hereunder), assessed against Lessor or Lessee by any foreign, federal, state or local government or taxing authority during or related to the term of this Agreement, including, without limitation, all license and registration fees, and all sales, use, road use, personal property, excise, gross receipts, franchise, stamp or other taxes, imposts, duties and charges, together with any penalties, fines or interest thereon (all hereinafter called "Taxes"). Lessee shall (i) reimburse Lessor upon receipt of written request for reimbursement for any Taxes charged to or assessed against Lessor, (ii) send to Lessor a copy of all assessments of Taxes assessed against Lessee; and (iii) on request of Lessor, submit to Lessor written evidence of Lessee's payment of such Taxes.

IV. REPORTS:

(a) Lessee will notify Lessor in writing, within five (5) days after any tax or other lien shall attach to any Equipment, of the full particulars thereof and of the location of the Equipment on the date of such notification and shall either:
(i) satisfy and remove such lien within five (5) days after such notice; or (ii) not later that the end of the period allowed for notice, provide a bond, escrow or other security, reasonably satisfactory to Lessor, in an amount reasonably sufficient to satisfy the lien and all expenses associated with challenging the lien. (b) Lessee will within 90 days of the close of each fiscal year of Lessee, deliver to Lessor, Lessee's balance sheet and profit and loss statement, certified by a recognized firm of certified public accountants. Lessee will deliver to Lessor quarterly, within forty-five (45) days of the close of each fiscal quarter of Lessee, in reasonable detail, copies of Lessee's quarterly financial report certified by the chief financial officer of Lessee. (c) Lessee will permit Lessor to inspect any Equipment during normal business hours. (d) The Primary Equipment Location shall be as specified in Schedule 1, Lessee and will promptly notify Lessor of any relocation of Equipment to a new Primary Equipment Location and Lessee will keep records of the actual location of the Equipment or otherwise be able to locate the Equipment at all times. Upon the written request of Lessor, Lessee will notify Lessor forthwith in writing of the location of any Equipment as of the date of such notification. (e) Lessee will promptly and fully report to Lessor in writing if any Equipment is lost or damaged (where the estimated repair costs would exceed 10% of its then fair market value), or is otherwise involved in an accident causing personal injury or property damage. (f) Within thirty (30) days after any request by Lessor, Lessee will furnish a certificate of an authorized officer of Lessee stating that he has reviewed the activities of Lessee and that, to the best of his knowledge, there exists no default (as described in Section XI) or event which with notice or lapse of time (or both) would become such a default.

V. DELIVERY, USE AND OPERATION:

(a) Lessee agrees that the Equipment will be used by Lessee solely in the conduct of its business and in a manner complying with all applicable federal, state, and local laws and regulations. (b) LESSEE SHALL NOT ASSIGN, MORTGAGE, SUBLET OR HYPOTHECATE ANY EQUIPMENT, OR THE INTEREST OF LESSEE HEREUNDER, NOR SHALL LESSEE REMOVE ANY EQUIPMENT FROM THE CONTINENTAL UNITED STATES, WITHOUT THE PRIOR WRITTEN CONSENT OF THE LESSOR. (c) Lessee will keep the Equipment free and clear of all liens and encumbrances other than those granted in favor of or result from acts of Lessor.

VI. SERVICE:

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(a) Lessee will, at its sole expense, maintain each unit of Equipment in good operating order, repair, condition and appearance in accordance with manufacturer's recommendations, normal wear and tear excepted. Lessee shall, if at any time requested by Lessor, affix in a prominent position on each unit of Equipment plates, tags or other identifying labels showing ownership thereof by Lessor. (b) Lessee will not, without the prior consent of Lessor, affix or install any accessory, equipment or device on any Equipment if such addition will impair the originally intended function or use of the Equipment. All additions, repairs, parts, supplies, accessories, equipment, and devices furnished, attached or affixed to any Equipment which are not readily removable shall be made only in compliance with applicable law; shall become part of the Equipment; and no compensation shall be due Lessee therefor. Lessee will not, without the prior written consent of Lessor and subject to such conditions as Lessor may impose for its protection, affix or install any Equipment to or in any other personal or real property. (c) Any alterations or modifications to the Equipment that may, at any time during the term of this Agreement, be required to comply with any applicable law, rule or regulation shall be made at the expense of Lessee.

VII. STIPULATED LOSS VALUE:

Lessee shall promptly and fully notify Lessor in writing if any item of Equipment shall be or become worn out, lost, stolen, destroyed, irreparably damaged in the reasonable determination of Lessee, or permanently rendered unfit for use from any cause whatsoever (such occurrences being hereinafter called "CASUALTY OCCURRENCES"). On the rental payment date next succeeding a Casualty Occurrence (the "PAYMENT DATE"), Lessee shall pay Lessor the sum of (x) the Stipulated Loss Value of such unit calculated as of the rental payment date next preceding such Casualty Occurrence ("CALCULATION DATE"); and (y) all rental and other amounts which are due hereunder as of the Payment Date. Upon payment of all sums due hereunder, the term of this lease as to such unit shall terminate and (except in the case of the loss, theft or complete destruction of such unit) Lessee shall be entitled to ownership and possession of such unit.

VIII. LOSS OR DAMAGE:

Lessee hereby assumes and shall bear the entire risk of any loss, theft, damage to, or destruction of, any unit of Equipment from any cause whatsoever from the Lease Commencement Date.

IX. INSURANCE:

Lessee agrees, at its own expense, to keep all Equipment insured for such amounts and against such hazards as Lessor may require, including, but not limited to, insurance for damage to or loss of the Equipment and liability coverage for personal injuries, death or property damage, with Lessor named as additional insured and with a loss payable clause in favor of Lessor, as its interest may appear, irrespective of any breach of warranty or other act or omission of Lessee. The insurance shall provide (i) liability coverage in an amount equal to at least ONE MILLION U.S. DOLLARS ($1,000,000.00) total liability per occurrence, and (ii) casualty/property damage coverage in an amount equal to the higher of the Stipulated Loss value or the full replacement cost of the Equipment; or at such other amounts as may be required by Lessor with Lessor named as loss payee. All such policies shall be with companies, and on terms, satisfactory to Lessor. Lessee agrees to deliver to Lessor evidence of insurance satisfactory to Lessor. No insurance shall be subject to any co-insurance clause. Lessee hereby appoints Lessor as

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Lessee's attorney-in-fact to make proof of loss and claim for insurance, and to make adjustments with insurers and to receive payment of and execute or endorse all documents, checks or drafts in connection with payments made as a result of such insurance policies. Any expense of Lessor in adjusting or collecting insurance shall be borne by Lessee. Lessee will not make adjustments with insurers except (i) with respect to claims for damage to any unit of Equipment where the repair costs do not exceed 10% of such unit's fair market value, or
(ii) with Lessor's written consent. Said policies shall provide that the insurance may not be altered or canceled by the insurer until after thirty (30) days written notice to Lessor. Lessor may, at its option, apply proceeds of insurance, in whole or in part, to (i) repair or replace Equipment or any portion thereof, or (ii) satisfy any obligation of Lessee to Lessor hereunder.

X. RETURN OF EQUIPMENT:

(a) Upon any termination of this Agreement or Schedule 1, other than normal expiration of the term or early termination pursuant to Section XIX of this Agreement, Lessee shall promptly, at its own cost and expense: (i) perform any testing and repairs required to place the affected units of Equipment in the same condition and appearance as when received by Lessee (reasonable wear and tear excepted) and in good working order for their originally intended purpose;
(ii) if periodic service or maintenance is required, cause such units to be serviced and/or maintained by an authorized manufacturer's representative or such other service person as is satisfactory to Lessor; and (iii) return such units to a location within the continental United States as Lessor shall direct.
(b) Until Lessee has fully complied with the requirements of Section X(a) above, Lessee's rent payment obligation and all other obligations under this Agreement shall continue from month to month notwithstanding any expiration or termination of the lease term. Lessor may terminate such continued leasehold interest upon ten (10) days notice to Lessee. (c) upon the normal expiration of the term and payment of the Acquisition Fee, as defined in Section XX, or upon early termination pursuant to Section XIX of this Agreement, all right title and interest in and to the Equipment, AS IS, WHERE IS, AND WITH ALL FAULTS, shall transfer to Lessee. Lessor shall execute any documents required to effect such transfer at the request and expense of Lessee.

XI. DEFAULT:

(a) Lessor may, in writing, declare this Agreement in default if: Lessee breaches its obligation to pay rent or any other sum when due and fails to cure the breach within five (5) days; Lessee breaches any of its insurance obligations under Section IX; Lessee breaches any of its other obligations to Lessor hereunder or under any instrument, document or agreement between Lessor and Lessee and fails to cure that breach within ten (10) days after written notice thereof; any representation or warranty made by Lessee in connection with this Agreement shall be false or misleading in any material respect; Lessee becomes insolvent or ceases to do business as a going concern; any Equipment is illegally used; a petition is filed by or against Lessee under any bankruptcy or insolvency laws; an event of default has occurred under the Agreement and Plan of Merger (as amended between XRG, Inc., XRG Acquisition Sub I, Inc., Lessee and the former stockholders of Lessee, under any of the other "Transaction Agreements" as defined in the Agreement and Plan of Merger Addendum. Such declaration shall apply to all Schedules except as specifically excepted by Lessor. (b) After default, at the request of Lessor, Lessee shall comply with the provisions of Section X(a). Lessee hereby authorizes Lessor to enter, with or without legal process, any premises where any Equipment is believed to be and take possession thereof. Lessee shall, without further demand, forthwith pay to Lessor (i) as liquidated damages for loss of

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a bargain and not as a penalty, the Stipulated Loss Value of the Equipment
(calculated as of the rental next preceding the declaration of default), and
(ii) all rentals and other sums then due hereunder. Lessor may, but shall not be required to, take possession of any or all the Equipment, and operate such Equipment for the account of Lessee; provided, however, that Lessor may and Lessee shall notify the customers to which service would be provided using such Equipment that payment to Lessee shall be made to Lessor. Lessor may, but shall not be required to, sell Equipment at private or public sale, in bulk or in parcels, with or without notice, and without having the Equipment present at the place of sale; or Lessor may, but shall not be required to, lease, otherwise dispose of or keep idle all or part of the Equipment; and Lessor may use Lessee's premises for any or all of the foregoing without liability for rent, costs, damages or otherwise. The proceeds of operation, sale, lease or other disposition, if any, shall be applied in the following order of priorities: (1) to pay all of Lessor's costs, charges and expenses incurred in taking, removing, holding, repairing and operating, selling, leasing and/or otherwise disposing of Equipment; then, (2) to the extent not previously paid by Lessee, to pay Lessor all sums due from Lessee hereunder; then (3) to reimburse to Lessee any sums previously paid by Lessee as liquidated damages; and (4) any surplus shall be retained by Lessor. Lessee shall pay any deficiency in (1) and (2) forthwith.
(c) The foregoing remedies are cumulative, and any or all thereof may be exercised in lieu of or in addition to each other or any remedies at law, in equity, or under statute. Lessee waives notice of sale or other disposition (and the time and place thereof), and the manner and place of any advertising. Lessee shall pay Lessor's actual attorney's fees incurred in connection with the enforcement, assertion, defense or preservation of Lessor s rights and remedies hereunder, or if prohibited by law, such lesser sum as may be permitted. Waiver of any default shall not be a waiver of any other or subsequent default. (d) Any default under the terms of this or any other agreement between Lessor and Lessee may be declared by Lessor a default under this and any such other agreement.

XII. ASSIGNMENT:

Lessor may, without the consent of Lessee, assign this Agreement or Schedule 1. Lessee agrees that if Lessee receives written notice of an assignment from Lessor, Lessee will pay all rent and other amounts payable under any assigned Equipment Schedule to such assignee or as instructed by Lessor. Lessee further agrees to confirm in writing receipt of a notice of assignment as may be reasonable requested by assignee. Lessee hereby waives and agrees not to assert against any such assignee any defense, set-off, recoupment claim or counterclaim that Lessee has or may at any time have against Lessor for any reason whatsoever.

XIII. NET LEASE; NO SET-OFF, ETC:

This Agreement is a net lease. Lessee's obligation to pay rent and other amounts due hereunder shall be absolute and unconditional. Lessee shall not be entitled to any abatement or reductions of, or set-offs against, said rent or other amounts, including, without limitation, those arising or allegedly arising out of claims (present or future, alleged or actual, and including claims arising out of strict tort or negligence of Lessor) of Lessee against Lessor under this Agreement or otherwise. Nor shall this Agreement terminate or the obligations of Lessee be affected by reason of any defect in or damage to, or loss of possession, use or destruction of, any Equipment from whatsoever cause. It is the intention of the parties that rents and other amounts due hereunder shall continue to be payable in all events in the manner and at the times set forth herein unless the obligation to do so shall have been terminated pursuant to the express terms hereof.

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XIV. INDEMNIFICATION:

(a) Lessee hereby agrees to indemnify, save and keep harmless Lessor, its agents, employees, successors and assigns from and against any and all losses, damages, penalties, injuries, claims, actions and suits, including legal expenses, of whatsoever kind and nature, in contract or tort, whether caused by the active or passive negligence of Lessor or otherwise, and including, but not limited to, Lessor's strict liability in tort, arising out of (i) the selection, manufacture, purchase, acceptance or rejection of Equipment, the ownership of Equipment during the term of this Agreement, and the delivery, lease, possession, maintenance, uses, condition, return or operation of Equipment (including, without limitation, latent and other defects, whether or not discoverable by Lessor or Lessee and any claim for patent, trademark or copyright infringement or environmental damage) or (ii) the condition of Equipment sold or disposed of after use by Lessee, any sublessee or employees of Lessee. Lessee shall, upon request, defend any actions based on, or arising out of, any of the foregoing. (b) All of Lessor's rights, privileges and indemnities contained in this Section XIV shall survive the expiration or other termination of this Agreement and the rights, privileges and indemnities contained herein are expressly made for the benefit of, and shall be enforceable by Lessor, its successors and assigns.

XV. DISCLAIMER:

LESSOR DOES NOT MAKE, HAS NOT MADE, NOR SHALL BE DEEMED TO MAKE OR HAVE MADE, ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO THE EQUIPMENT LEASED HEREUNDER OR ANY COMPONENT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT, OR TITLE. All such risks, as between Lessor and Lessee are to be borne by Lessee. Without limiting the foregoing, Lessor shall have no responsibility or liability to Lessee or any other person with respect to any of the following, regardless of any negligence of Lessor (i) any liability, loss or damage caused or alleged to be caused directly or indirectly by any Equipment, any inadequacy thereof, any deficiency or defect (latent or otherwise) therein, or any other circumstance in connection therewith; (ii) the use, operation or performance of any Equipment or any risks relating thereto; (iii) any interruption of service, loss of business or anticipated profits or consequential damages; or (iv) the delivery, operation, servicing, maintenance, repair, improvement or replacement of any Equipment. If, and so long as, no default exists under this Lease, Lessee shall be, and hereby is, authorized during the term of this Lease to assert and enforce, at Lessee's sole cost and expense, from time to time, in the name of and for the account of Lessor and/or Lessee, as their interests may appear, whatever claims and rights Lessor may have against any Supplier of the Equipment.

XVI. REPRESENTATIONS AND WARRANTIES OF LESSEE:

Lessee hereby represents and warrants to Lessor that on the date hereof and on the date of execution of each Schedule: (a) Lessee has adequate power and capacity to enter into, and perform under, this Agreement and all related documents (together, the "DOCUMENTS") and is duly qualified to do business wherever necessary to carry on its present business and operations, including the jurisdiction(s) where the Equipment is or is to be located. (b) The Documents have

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been duly authorized, executed and delivered by Lessee and constitute valid, legal and binding agreements, enforceable in accordance with their terms, except to the extent that the enforcement of remedies therein provided may be limited under applicable bankruptcy and insolvency laws. (c) No approval, consent or withholding of objections is required from any governmental authority or instrumentality with respect to the entry into or performance by Lessee of the Documents except such as have already been obtained. (d) The entry into and performance by Lessee of the Documents will not: (i) violate any judgment, order, law or regulation applicable to Lessee or any provision of Lessee's Certificate of Incorporation or By-Laws; or (ii) result in any breach of, constitute a default under or result in the creation of any lien, charge, security interest or other encumbrance upon any Equipment pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument (other than this Agreement) to which Lessee is a party. (e) There are no suits or proceedings pending or threatened in court or before any commission, board or other administrative agency against or affecting Lessee, which will have a material adverse effect on the ability of Lessee to fulfill its obligations under this Agreement. (f) The Equipment accepted under any Certificate of Acceptance is and will remain tangible personal property. (g) Each Balance Sheet and Statement of Income delivered to Lessor has been prepared in accordance with generally accepted accounting principles, and since the date of the most recent such Balance Sheet and Statement of Income, there has been no material adverse change. (h) Lessee is and will be at all times validly existing and in good standing under the laws of the State of its incorporation (specified in the first sentence of this Agreement). (i) The Equipment will at all times be used for commercial or business purposes.

XVII. GRANT OF SECURITY INTEREST; USURY SAVINGS:

(a) Lessee hereby grants to Lessor a first security interest in the property of Lessee as more fully set forth in that Security Agreement dated _________, together with any and all proceeds, substitutions, replacements or exchanges therefor, and any and all insurance and/or other proceeds of the property in and against which a security interest is granted hereunder. (b) It is the intention of the parties hereto to comply with any applicable usury laws to the extent that Schedule 1 is determined to be subject to such laws; accordingly, it is agreed that, notwithstanding any provision to the contrary in Schedule 1 or the Lease, in no event shall Schedule 1 require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under Schedule 1 or the Lease, or in the event that all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under Schedule 1 or the Lease shall exceed the maximum amount of interest permitted by applicable law, then in such event (a) the provisions of this paragraph shall govern and control, (b) neither Lessee nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (c) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to Lessee, at the option of the Lessor, and (d) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under Schedule 1 or the Lease which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at

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any time contracted for, charged or received from Lessee or otherwise by Lessor in connection with such indebtedness; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for Lessor to receive a greater interest per annum rate than is presently allowed, the Lessee agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum interest per annum rate allowed by the amended state law or the law of the United States of America.

XVIII. GOVERNING LAW

This Agreement shall be governed by and construed under the laws of the State of TENNESSEE without giving effect to any conflict of laws principles. Lessor and Lessee hereby irrevocably consent to the jurisdiction of and venue in the federal and state courts located in that state for the resolution of any dispute arising under this Agreement.

XIX. RESERVED FOR FUTURE USE.

XX. AGREEMENT TO PURCHASE AND SELL:

(a) So long as no default exists hereunder and the Lease has not been earlier terminated, Lessee shall, at lease expiration, purchase all (but not less than all) of the Equipment in Schedule 1 on an AS IS, WHERE IS BASIS for cash equal to the amount indicated in Schedule 1 (the "ACQUISITION FEE"). The Acquisition Fee shall be due and payable in immediately available funds on the Expiration Date by Lessee to Lessor.

XXI. MISCELLANEOUS:

(a) LESSEE HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS LEASE, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN LESSEE AND LESSOR RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN LESSEE AND LESSOR. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court (including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims). THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS LEASE, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. In the event of litigation, this Lease may be filed as a written consent to a trial by the court. (b) Unless and until Lessee exercises its rights under Section XIX above, nothing herein contained shall give or convey to Lessee any right, title or interest in and to any Equipment except as a lessee. Any cancellation or termination by Lessor, pursuant to the provision of this Agreement, Schedule 1, supplement or amendment hereto, or the lease of any Equipment hereunder, shall not release Lessee from any then outstanding obligations to Lessor hereunder. All Equipment shall at all times remain personal property of Lessor regardless of the degree of its annexation to

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any real property and shall not by reason of any installation in, or affixation to, real or personal property become a part thereof. (c) Time is of the essence of this Agreement. Lessor's failure at any time to require strict performance by Lessee of any of the provisions hereof shall not waive or diminish Lessor's right thereafter to demand strict compliance therewith. Lessee agrees, upon Lessor's request, to execute any instrument necessary or expedient for filing, recording or perfecting the interest of Lessor. All notices required to be given hereunder shall be deemed adequately given if sent by registered or certified mail to the addressee at its address stated herein, or at such other place as such addressee may have designated in writing. This Agreement and Schedule 1 and Annexes thereto constitute the entire agreement of the parties with respect to the subject matter hereof. NO VARIATION OR MODIFICATION OF THIS AGREEMENT OR ANY WAIVER OF ANY OF ITS PROVISIONS OR CONDITIONS, SHALL BE VALID UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE PARTIES HERETO.

                                                     _____/____
                                                     initials

(d) In case of a failure of Lessee to comply with any provision of this Agreement, Lessor shall have the right, but shall not be obligated to, effect such compliance, in whole or in part; and all moneys spent and expenses and obligations incurred or assumed by Lessor in effecting such compliance shall constitute additional rent due to Lessor within five days after the date Lessor sends notice to Lessee requesting payment. Lessor's effecting such compliance shall not be a waiver of Lessee's default. (e) Any rent or other amount not paid to Lessor when due hereunder shall bear interest, both before and after any judgment or termination hereof, at the lesser of eighteen percent per annum or the maximum rate allowed by law. Any provisions in this Agreement and Schedule 1 which are in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.

IN WITNESS WHEREOF, Lessee and Lessor have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

LESSOR:                                          LESSEE:

EXPRESS LEASING SYSTEMS, INC.                    EXPRESS FREIGHT SYSTEMS, INC.

BY:____________________                          BY:__________________

NAME:__________________                          NAME:________________
TITLE:_________________                          TITLE:_______________

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                               EQUIPMENT SCHEDULE

                            (NET LEASE - FIXED RATE)

                                 SCHEDULE NO. 1

                       DATED THIS 21ST DAY OF APRIL, 2004

                       TO MASTER EQUIPMENT LEASE AGREEMENT

LESSOR & MAILING ADDRESS                LESSEE & MAILING ADDRESS

EXPRESS LEASING SYSTEMS, INC.           EXPRESS FREIGHT SYSTEMS, INC.
2805 KELL ROAD                          329 WAUHATCHIE PIKE
SIGNAL MOUNTAIN, TN  37377              CHATTANOOGA, TN 37419

Capitalized terms not defined herein shall have the meanings assigned to them in the Master Equipment Lease Agreement identified above ("AGREEMENT"; said Agreement and this Schedule being collectively referred to as "LEASE").

A. EQUIPMENT

Pursuant to the terms of the Lease, Lessor agrees to lease to Lessee the Equipment listed on Annex A attached hereto and made a part hereof.

B. FINANCIAL TERMS

            1.    First Rent Payment Date: April 21, 2004.
            2.    Capitalized Lessor's Cost: $3,000,000.00.
            3.    Basic Term Lease Rate Factor: 0.0185186.
            4.    Monthly Lease Payment: $55,555.000
            5.    Basic Term (No. of Months): 36.
            6.    Basic Term Commencement Date: April 21, 2004.
            7.    Primary Equipment Location: Chattanooga, TN.
            8.    Lessee Federal Tax ID No:_______________.
            9. Termination Date: Thirty-six (36) months after Lease Commencement Date.
            10.   Interest Rate: 12% per annum.
            11. Lessee agrees and acknowledges that the Capitalized Lessor's Cost of the Equipment as stated on the Schedule is equal to the fair market value of the Equipment on the date hereof.
            12.   Acquisition Fee: One Million Dollars ($1,000,000.00)

C. TERM AND RENT

1. Basic Term Rent. Commencing on April 21, 2004 and on the same day of each month thereafter (each a "RENT PAYMENT DATE") during the Basic Term, Lessee shall pay as rent

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("BASIC TERM RENT") the Monthly Lease Payment, equal to the product of the Basic
Term Lease Rate Factor times the Capitalized Lessor's Cost of all Equipment on this Schedule which Monthly Lease Payment is hereby determined by the parties to be $55,555.00 per month throughout the original term of this Lease.

D. INSURANCE

            1.    Public Liability: $1,000,000 total liability per occurrence.

            2. Casualty and Property Damage: An amount equal to the higher of the Stipulated Loss Value or the full replacement cost of the Equipment.

E. INTEREST RATE: Interest shall accrue on all payments not made by the RENT PAYMENT DATE on which they are due from such date until the date paid at the Interest Rate, which is an annual rate, computed on a daily basis.

            IN WITNESS WHEREOF, Lessee and Lessor have caused this Schedule to be executed by their duly authorized representatives as of the date first above written.

LESSOR:                              LESSEE:
EXPRESS LEASING SYSTEMS, INC.        EXPRESS FREIGHT SYSTEMS, INC.

BY:____________________              BY:___________________

NAME:__________________              NAME:_________________

TITLE:_________________              TITLE:________________

                                                ATTEST:

                                                BY:___________________

                                                NAME:_________________

                                                TITLE:________________

                                    ANNEX A
                                       TO
                                 SCHEDULE NO. 1
                       TO MASTER EQUIPMENT LEASE AGREEMENT

                            DESCRIPTION OF EQUIPMENT

                           SERIAL      TYPE AND MODEL      NUMBER
            MFG.           NUMBERS     OF EQUIPMENT        OF UNITS

                                  SEE ATTACHED

INITIALS:______________________                       ___________________
                LESSOR                                      LESSEE

                                    ANNEX C
                                       TO
                                 SCHEDULE NO. 1
                       TO MASTER EQUIPMENT LEASE AGREEMENT

                            CERTIFICATE OF ACCEPTANCE

TO:         EXPRESS LEASING SYSTEMS, INC. ("LESSOR")

            Pursuant to the provisions of the above schedule and lease (collectively, the "Lease"), Lessee hereby certifies and warrants that (a) all Equipment listed in the related invoice is in operating condition and in working order; and (b) Lessee accepts the Equipment for all purposes of the Lease and all attendant documents.

            Lessee does further certify that as of the date hereof (i) Lessee is not in default under the Lease; and (ii) the representations and warranties made by Lessee pursuant to or under the Lease are true and correct on the date hereof.

                                       LESSEE: EXPRESS FREIGHT SYSTEMS, INC.

                                       By: _______________________

                                       Title: ____________________

                                       Dated: ____________________

                                    ANNEX D
                                       TO
                                 SCHEDULE NO. 1
                       TO MASTER EQUIPMENT LEASE AGREEMENT

                              STIPULATED LOSS TABLE

 MONTH                        STIPULATED LOSS AS A % OF COST
--------                      ------------------------------
    1                                100.0000000000%
    2                                 97.2222223333%
    3                                 94.4444446667%
    4                                 91.6666670000%
    5                                 88.8888893333%
    6                                 86.1111116667%
    7                                 83.3333340000%
    8                                 80.5555563333%
    9                                 77.7777786667%
   10                                 75.0000010000%
   11                                 72.2222233333%
   12                                 69.4444456667%
   13                                 66.6666680000%
   14                                 63.8888903333%
   15                                 61.1111126667%
   16                                 58.3333350000%
   17                                 55.5555573333%
   18                                 52.7777796667%
   19                                 50.0000020000%
   20                                 47.2222243333%
   21                                 44.4444466667%
   22                                 41.6666690000%
   23                                 38.8888913333%
   24                                 36.1111136667%
   25                                 33.3333360000%
   26                                 30.5555583333%
   27                                 27.7777806667%
   28                                 25.0000030000%
   29                                 22.2222253333%
   30                                 19.4444476667%
   31                                 16.6666700000%
   32                                 13.8888923333%
   33                                 11.1111146667%
   34                                  8.3333370000%
   35                                  5.5555593333%
   36                                  2.7777816667%

INITIALS:         The Stipulated Loss Value for any unit of Equipment shall be equal to the Capitalized Lessor's Cost of such unit multiplied
______ / ______   by the appropriate percentage derived from the  above table.
LESSOR / LESSEE   In the event that the Lease is for any reason extended, then the last percentage figure shown above shall control throughout any such extended term.

                            CERTIFICATE CONCERNING
                       PAYMENT OF PERSONAL PROPERTY TAXES

                           (LESSEE REPORTS EQUIPMENT)

To: EXPRESS LEASING SYSTEMS, INC.

            To insure Lessee's compliance with the provisions of the Master Equipment Lease Agreement dated as of April _____, 2004 (the "Lease") by and between the undersigned, as Lessee, and EXPRESS LEASING SYSTEMS, INC., as Lessor, with respect to the payment of personal property taxes on the Equipment described in Annex A to Schedule 1 to the Lease, Lessee hereby agrees that it will (a) list all the Equipment, (b) report all property taxes, use taxes, registration fees and/or licensing fees assessed against the Equipment and (c) pay all such taxes when due directly to the appropriate taxing authority until Lessor shall otherwise direct in writing. Upon request of Lessor, Lessee shall promptly provide proof of filing and proof of payment to Lessor.

                      LESSEE: EXPRESS FREIGHT SYSTEMS, INC.

                             By:_______________________

                             Title:____________________

                             Date:_____________________

EXPRESS FREIGHT SYSTEMS, INC.
329 Wauhatchie Pike
Chattanooga, TN  37419

ATTN:  John Limerick, Sr.

Dear Mr. Limerick:

            EXPRESS LEASING SYSTEMS, INC. is entering into an agreement to lease certain equipment set forth on the attached Annex A (the "Equipment") pursuant to that certain Master Equipment Lease Agreement dated ___________(the "AGREEMENT") with EXPRESS LEASING SYSTEMS, INC.. Lessor hereby grants to Lessee, to the fullest extent permissible, the right to enforce on Lessor's behalf any and all promises and warranties, including those of any third party, provided to the Lessor by any manufacturer or supplier of the Equipment in connection with or as part of the contract by which Lessor acquired the Equipment and with respect to the Equipment, Lessee may communicate with such manufacturer or supplier and receive an accurate and complete statement of such promises and warranties, including any disclaimers and limitations of them or of remedies.

                          EXPRESS LEASING SYSTEMS, INC.

                           By:________________________

                           Its:_______________________

ACKNOWLEDGED AND AGREED:
EXPRESS FREIGHT SYSTEMS, INC.

____________________________

By:______________________

Its:_____________________

                               CORPORATE GUARANTY

                                             Date:  April _______, 2004

            To induce EXPRESS LEASING SYSTEMS, INC. to enter into, purchase or otherwise acquire, now or at any time hereafter, any promissory notes, security agreements, chattel mortgages, pledge agreements, conditional sale contracts, lease agreements, and/or any other documents or instruments evidencing, or relating to, any lease, loan, extension of credit or other financial accommodation (collectively "ACCOUNT DOCUMENTS" and each an "ACCOUNT DOCUMENT") to EXPRESS FREIGHT SYSTEMS, INC., a corporation organized and existing under the laws of the State of Tennessee ("CUSTOMER"), but without in any way binding you to do so, the undersigned, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby guarantee to you, your successors and assigns, the due regular and punctual payment of any sum or sums of money which the Customer may owe to you now or at any time hereafter, whether evidenced by an Account Document, on open account or otherwise, and whether it represents principal, interest, rent, late charges, indemnities, an original balance, an accelerated balance, liquidated damages, a balance reduced by partial payment, a deficiency after sale or other disposition of any leased equipment, collateral or security, or any other type of sum of any kind whatsoever that the Customer may owe to you now or at any time hereafter, and does hereby further guarantee to you, your successors and assigns, the due, regular and punctual performance of any other duty or obligation of any kind or character whatsoever that the Customer may owe to you now or at any time hereafter (all such payment and performance obligations being collectively referred to as "OBLIGATIONS"). Undersigned does hereby further guarantee to pay upon demand all losses, costs, attorneys' fees and expenses that may be suffered by you by reason of Customer's default or default of the undersigned.

            This Guaranty is a guaranty of prompt payment and performance (and not merely a guaranty of collection). Nothing herein shall require you to first seek or exhaust any remedy against the Customer, its successors and assigns, or any other person obligated with respect to the Obligations, or to first foreclose, exhaust or otherwise proceed against any leased equipment, collateral or security which may be given in connection with the Obligations. It is agreed that you may, upon any breach or default of the Customer, or at any time thereafter, make demand upon the undersigned and receive payment and performance of the Obligations, with or without notice or demand for payment or performance by the Customer, its successors or assigns, or any other person. Suit may be brought and maintained against the undersigned, at your election, without joinder of the Customer or any other person as parties thereto. The obligations of each signatory to this Guaranty shall be joint and several.

            The undersigned agrees that its obligations under this Guaranty shall be primary, absolute, continuing and unconditional, irrespective of and unaffected by any of the following actions or circumstances (regardless of any notice to or consent of the undersigned): (a) the genuineness, validity, regularity and enforceability of the Account Documents or any other document;
(b) any extension, renewal, amendment, change, waiver or other modification of the Account Documents or any other document; (c) the absence of, or delay in, any action to enforce the Account Documents, this Guaranty or any other document; (d) your failure or delay in obtaining any other guaranty of the Obligations (including, without limitation, your failure to obtain the signature of any other guarantor hereunder); (e) the release of, extension of time for payment or performance by, or any other indulgence granted to the Customer or any other person with respect to the Obligations by operation of law or otherwise; (f) the existence, value, condition, loss, subordination or release (with or without substitution) of, or failure to have title to or perfect and maintain a security interest in, or the time, place and manner of any sale or other disposition of any leased equipment, collateral or security given in connection with the Obligations, or any other impairment (whether intentional or negligent, by operation of law or otherwise) of the rights of the undersigned; (g) the Customer's voluntary or involuntary bankruptcy, assignment for the benefit of creditors, reorganization, or similar proceedings affecting the Customer or any of its assets; or (h) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

            This Guaranty may be terminated upon delivery to you (at your address shown above) of a written termination notice from the undersigned upon the complete discharge of all Obligations under any and all then existing Account Documents. However, as to all Obligations (whether matured, unmatured, absolute, contingent or otherwise) incurred by the Customer prior to your receipt of such written termination notice (and regardless of any subsequent amendment, extension or other modification which may be made with respect to such Obligations), this Guaranty shall nevertheless continue and remain undischarged until all such Obligations are indefeasibly paid and performed in full.

            The undersigned agrees that this Guaranty shall remain in full force and effect or be reinstated (as the case may be) if at any time payment or performance of any of the Obligations (or any part thereof) is rescinded, reduced or must otherwise be restored or resumed by you, all as though such payment or performance had not been made. If, by reason of any bankruptcy, insolvency or similar laws effecting the rights of creditors, you shall be prohibited from exercising any of your rights or remedies against the Customer or any other person or against any property, then, as between you and the undersigned, such prohibition shall be of no force and effect, and you shall have the right to make demand upon, and receive payment from, the undersigned of all amounts and other sums that would be due to you upon a default with respect to the Obligations.

            Notice of acceptance of this Guaranty and of any default by the Customer or any other person is hereby waived. Presentment, protest demand, and notice of protest, demand and dishonor of any of the Obligations, and the exercise of possessory, collection or other remedies for the Obligations, are hereby waived. The undersigned warrants that it has adequate means to obtain from the Customer on a continuing basis financial data and other information regarding the Customer and is not relying upon you to provide any such data or other information. Without limiting the foregoing, notice of adverse change in the Customer's financial condition or of any other fact that might materially increase the risk of the undersigned is also waived. All settlements, compromises, accounts stated and agreed balances made in good faith between the Customer, its successors or assigns, and you shall be binding upon and shall not affect the liability of the undersigned.

            Payment of all amounts now or hereafter owed to the undersigned by the Customer or any other obligor for any of the Obligations is hereby subordinated in right of payment to the indefeasible payment in full to you of all Obligations and is hereby assigned to you as a security therefor. The undersigned hereby irrevocably and unconditionally waives and relinquishes all statutory, contractual, common law, equitable and all other claims against the Customer, any other obligor for any of the Obligations, any collateral therefor, or any other assets of the Customer or any such other obligor, for subrogation, reimbursement, exoneration, contribution. indemnification, setoff or other recourse in respect of sums paid or payable to you by the undersigned hereunder, and the undersigned hereby further irrevocably and unconditionally waives and relinquishes any and all other benefits which it might otherwise directly or indirectly receive or be entitled to receive by reason of any amounts paid by, or collected or due from, it, the Customer or any other obligor for any of the Obligations, or realized from any of their respective assets

            THE UNDERSIGNED HEREBY UNCONDITIONALLY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY. THIS GUARANTY, THE OBLIGATIONS GUARANTEED HEREBY, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN US RELATING TO THE SUBJECT MATTER HEREOF OR THEREOF, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN US. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS). THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY, THE OBLIGATIONS GUARANTEED HEREBY, OR ANY RELATED DOCUMENTS. IN THE EVENT OF LITIGATION, THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

            As used in this Guaranty, the word "person" shall include any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or any government or any political subdivision thereof.

            This Guaranty is intended by the parties as a final expression of the guaranty of the undersigned and is also intended as a complete and exclusive statement of the terms thereof. No course of dealing, course of performance or trade usage, nor any paid evidence of any kind, shall be used to supplement or modify any of the terms hereof. Nor are there any conditions to the full effectiveness of this Guaranty. This Guaranty and each of its provisions may only be waived, modified, varied, released, terminated or surrendered, in whole or in part, by a duly authorized written instrument signed by you. No failure by you to exercise your rights hereunder shall give rise to any estoppel against you, or excuse the undersigned from performing hereunder. Your waiver of any right to demand performance hereunder shall not be a waiver of any subsequent or other right to demand performance hereunder.

            This Guaranty shall bind the undersigned's successors and assigns and the benefits thereof shall extend to and include your successors and assigns. In the event of default hereunder, you may at any time inspect undersigned's records, or at your option, undersigned shall furnish you with a current independent audit report.

            If any provisions of this Guaranty are in conflict with any applicable statute,rule or law, then such provisions shall be deemed null and void to the extent that they may conflict therewith, but without invalidating any other provisions hereof.

            Each signatory on behalf of a corporate guarantor warrants that he had authority to sign on behalf of such corporation and by so signing, to bind said guarantor corporation hereunder.

            IN WITNESS WHEREOF, this Guaranty is executed the day and year above written.

                               XRG, INC.

                               By:______________________________________________
                                         (Signature)
                               Name:
                                     ___________________________________________
                               Title:
                                      __________________________________________

  ATTEST:

____________________________________________

                              CERTIFIED RESOLUTION

            The undersigned hereby certifies that he is Secretary of XRG, Inc., that the following resolution was passed at a meeting of the Board of Directors of said corporation held on_____________, 2004 duly called, a quorum being present, that said resolution has not since been revoked or amended, and that the form of guaranty referred to therein is the form shown attached hereto:

            "RESOLVED that it is to the benefit of this corporation that it execute a guaranty of the obligations of EXPRESS FREIGHT SYSTEMS, INC. ("CUSTOMER") to EXPRESS LEASING SYSTEMS, INC. and that the benefit to be received by this corporation from such guaranty is reasonably worth the obligations thereby guaranteed, and further that such guaranty shall be substantially in the form annexed to these minutes, and further that the________________ and ____________________ (Title of Officers) of this corporation are authorized to execute such guaranty on the behalf of this corporation."

            WITNESS my hand and the seal of this corporation on this _____ day of __________, 2004.

            [SEAL]                    ______________________________
                                                 Secretary